Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is entered into as of November 30, 2011, by and between AMAG PHARMACEUTICALS, INC., a Delaware corporation with offices at 100 Hayden Avenue, Lexington, MA 02421 (the “Company”), and FRANK THOMAS, of 57 Catherine Lane, Sudbury, MA 01776 the (“Employee” or “you”).

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement, dated as of August 1, 2011, which was amended by the Amendment to Employment Agreement dated November 3, 2011 (as amended, the “Employment Agreement”);

WHEREAS, in connection with the Employee’s appointment as Chief Operating Officer and interim president and Chief Executive Officer of the Company, the Company and the Employee wish to further amend the Employment Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                       Amendment to Section 3(a).  Section 3(a) of the Employment Agreement is hereby amended and restated to read as follows:

“Base Salary.  Effective as of November 4, 2011, the Company will pay you a base salary at the annualized rate of at least $415,000 (“Base Salary”), minus withholdings as required by law and other deductions authorized by you, which amount shall be paid in equal installments at the Company’s regular payroll intervals, but not less often than monthly.  Your base salary may be increased annually by the Board or the Compensation Committee in their sole discretion.”

2.                                       Amendment to Section 3(b).  Section 3(b) of the Employment Agreement is hereby amended and the following sentence is added after the last sentence of Section 3(b):

“In addition to the forgoing, for so long as you are serving as interim Chief Executive Officer of the Company, you shall be entitled to a monthly bonus of $20,000, minus withholdings as required by law and other deductions authorized by you (the “Supplemental Bonus”), which amount shall be paid on the last regularly scheduled payroll date of the Company each month during such service; provided, however, that if your period of service as interim Chief Executive Officer of the Company is for less than six months, you shall be entitled to receive a monthly Supplemental Bonus for the remainder of such six-month period, payable in accordance with the foregoing, provided that you are employed by the Company on the payment date of any such Supplemental Bonus.”

3.                                       Amendments to Section 5(b).

(a) Section 5(b) of the Employment Agreement is hereby amended adding the following additional clause to the end of the initial sentence of Section 5(b):

“and a cash severance payment equal to the excess, if any, of (x) six months of Supplemental Bonus payments over (y) any Supplemental Bonus payments you received prior to your termination of employment under Section 3(b).”

(b)  Section 5(b) of the Employment Agreement is also hereby amended adding the following additional clause to the second sentence of Section 5(b) immediately after “…usual payroll schedule”:

“(provided than any severance payment with respect to the Supplemental Bonus shall be made on the last regularly scheduled payroll date of the Company each month during such period).”

4.                                       Continuation of Employment Agreement.  Except as specifically amended by this Second Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and affirmed in all respects.

5.                                       Choice of Law; Jurisdiction.  This Second Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and the validity, interpretation and performance of this Second Amendment shall be governed by, and construed in accordance with, the laws of Massachusetts, without regard to conflict of law principles.

6.                                       Counterparts.  This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the day and year first set forth above.

COMPANY:

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Name:	Joseph L. Farmer
Title:	General Counsel and Senior Vice President of Legal Affairs

EMPLOYEE:

By:	/s/ Frank Thomas
Name:	Frank Thomas